FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary W. Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP
REPORTS FIRST QUARTER 2015 RESULTS

• Increased quarterly distribution to $0.3475 per unit, a 17% increase vs Q1 2014
• Increased Permian/Delaware Basin crude oil volume by 58% vs Q1 2014
• Generated $21.8 million of distributable cash flow
EL PASO, Texas - May 5, 2015 - Western Refining Logistics, LP (NYSE: WNRL) reported first quarter 2015 net income of $15.3 million, or $0.33 per common limited partner unit. This compares to first quarter 2014 net income of $10.9 million, or $0.24 per common limited partner unit. First quarter 2015 EBITDA was $24.2 million and distributable cash flow was $21.8 million; this compares to $14.7 million and $15.1 million respectively for the first quarter of 2014.
“We are pleased to start off the year with another strong quarter,” said WNRL Chief Executive Officer and President Jeff Stevens. “All areas of our businesses performed very well. Logistics volumes increased, driven by the crude oil production growth in the Permian and San Juan Basins. In wholesale, fuel volumes and margins improved throughout the quarter, and our crude oil trucking experienced significant growth.”
On May 1, the board of directors declared a quarterly cash distribution for the first quarter of 2015 of $0.3475 per unit, or $1.39 per unit on an annualized basis. This distribution represents a 4.5 percent increase over the fourth quarter 2014 distribution of $0.3325 per unit paid in February 2015, and a 21 percent increase above the minimum quarterly distribution.
In mid-February 2015, WNRL issued $300 million in senior unsecured notes, proceeds of which were used to repay the revolving credit facility and for general partnership purposes. As of March 31, 2015, WNRL had cash of $88.2 million. As of May 1, 2015, the partnership had $86.1 million in cash and an undrawn $300 million revolving credit facility, which WNRL intends to use primarily to fund future acquisitions.

Stevens continued, “Looking ahead, we will continue to invest in organic growth projects, such as additional crude oil gathering lines and storage tanks, which will become operational during the second quarter and over the remainder of 2015. We will remain focused on executing our strategy to grow the business, allowing us to capitalize on the favorable location of our assets.”

Conference Call Information
On Tuesday, May 5, 2015, at 4:00 p.m. ET, WNRL will hold a webcast and conference call to discuss the reported results and provide an update on partnership operations. The webcast can be accessed at Western Refining Logistics, LP's website, www.wnrl.com. The call can also be heard by dialing (844) 831-3028 or (315) 625-6887, pass code: 5310892. The audio replay will be available two hours after the end of the call through May 19, 2015 by dialing (855) 859-2056 or (404) 537-3406, pass code: 5310892.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 300 miles of pipelines, approximately 8.1 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.
More information about Western Refining Logistics, LP is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash generated from the partnership's operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about: organic growth projects, including crude oil gathering lines and storage tanks, and the timing for such growth projects; business strategy and the ability to grow WNRL’s business; and the ability to capitalize on WNRL’s strategically located assets. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized, or otherwise materially affect our financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$45,478	$39,571
Third-party	623	701
Sales based:
Affiliate	132,771	197,013
Third-party	428,524	627,325
Total revenues	607,396	864,610
Operating costs and expenses:
Cost of products sold:
Affiliate	130,508	197,013
Third-party	411,193	607,804
Operating and maintenance expenses	35,637	33,683
General and administrative expenses	5,931	5,197
Gain on disposal of assets, net	(84)	—
Depreciation and amortization	4,738	4,152
Total operating costs and expenses	587,923	847,849
Operating income	19,473	16,761
Other income (expense):
Interest expense and other financing costs	(3,964)	(361)
Other, net	17	43
Net income before income taxes	15,526	16,443
Provision for income taxes	(203)	(119)
Net income	15,323	16,324
Net income attributable to General Partner	—	5,391
Net income attributable to limited partners	$15,323	$10,933

Net income per limited partner unit:
Common - basic	$0.33	$0.24
Common - diluted	0.33	0.24
Subordinated - basic and diluted	0.33	0.24

Weighted average limited partner units outstanding:
Common - basic	23,985	22,811
Common - diluted	23,996	22,815
Subordinated - basic and diluted	22,811	22,811

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$33,445	$24,481
Investing activities	(8,445)	(14,549)
Financing activities	8,874	(10,981)
Capital expenditures	8,562	8,379
Other Data
EBITDA (1)	$24,228	$14,650
Distributable cash flow (1)	21,769	15,103
Balance Sheet Data (at end of period)
Cash and cash equivalents	$88,172	$82,955
Property, plant and equipment, net	185,191	182,604
Total assets	434,010	309,007
Total liabilities	461,448	15,560
Division equity	—	59,856
Partners' capital	(27,438)	233,591
Total liabilities, division equity and partners' capital	434,010	309,007

(1)
We define EBITDA as earnings before interest expense and other financing costs, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less net cash interest paid, income taxes paid and maintenance capital expenditures.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Distributable Cash Flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder.

We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to EBITDA and Distributable Cash Flow is net income attributable to limited partners. These non-GAAP measures should not be considered as alternatives to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies.
The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the wholesale segment for the period subsequent to the Wholesale Acquisition through March 31, 2015.
The following table reconciles net income attributable to limited partners to EBITDA for the periods presented and Distributable Cash Flow for the three months ended March 31, 2015 and 2014, respectively:

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Net income attributable to limited partners	$15,323	$10,933
Interest expense and other financing costs	3,964	354
Provision for income taxes	203	119
Depreciation and amortization	4,738	3,244
EBITDA	24,228	14,650

Change in deferred revenues	1,232	1,937
Cash interest paid	(725)	(225)
Income taxes paid	(1)	—
Maintenance capital expenditures	(2,965)	(1,259)
Distributable cash flow	$21,769	$15,103

Logistics Segment

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Statement of Operations Data:
Fee based revenues:
Affiliate	$34,775	$32,056
Third-party	623	701
Total revenues	35,398	32,757
Operating costs and expenses:
Operating and maintenance expenses	17,518	16,135
General and administrative expenses	979	527
Depreciation and amortization	3,661	3,244
Total operating costs and expenses	22,158	19,906
Operating income	$13,240	$12,851
Key Operating Statistics:
Pipeline and gathering:
Mainline movements (bpd):
Permian/Delaware Basin system	36,512	15,343
Four Corners system (1)	45,841	41,015
Gathering (truck offloading) (bpd):
Permian/Delaware Basin system	22,605	22,164
Four Corners system	10,662	11,400
Pipeline Gathering and Injection system (bpd):
Permian/Delaware Basin system	1,615	1,559
Four Corners system	20,565	22,752
Tank storage capacity (bbls) (2)	620,506	568,850
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	391,318	340,588
Terminal storage capacity (bbls) (2)	7,490,569	7,355,432

(1)
Some barrels of crude oil in route to Western's Gallup refinery are transported on more than one of our mainlines. Mainline movements for the Four Corners system include each barrel transported on each mainline.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale Segment

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
	(In thousands)
Statement of Operations Data:
Fee based (1):
Affiliate	$10,703	$7,515
Sales based (1):
Affiliate	132,771	197,013
Third-party	428,524	627,325
Total revenues	571,998	831,853
Operating costs and expenses:
Cost of products sold:
Affiliate	130,508	197,013
Third-party	411,193	607,804
Operating and maintenance expenses	18,119	17,548
General and administrative expenses	2,196	2,461
Gain on disposal of assets, net	(84)	—
Depreciation and amortization	1,077	908
Total operating costs and expenses	563,009	825,734
Operating income	$8,989	$6,119
Key Operating Statistics:
Fuel gallons sold	303,431	267,814
Fuel gallons sold to retail (included in fuel gallons sold above)	75,263	61,594
Fuel margin per gallon (2)	$0.027	$0.023
Lubricant gallons sold	2,957	3,024
Lubricant margin per gallon (3)	$0.66	$0.75
Crude oil trucking volume (bpd)	43,050	26,969
Average crude oil revenue per barrel	$2.76	$3.10

(1)
All wholesale fee based revenues are affiliate revenues generated by fees charged to Western's refining segment for truck transportation and delivery of crude oil. Affiliate and third-party sales based revenues result from sales of refined products to Western or third-party customers at a delivery price basis that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.